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                                                                    EXHIBIT 23.5

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-69592 of Wisconsin Energy Corporation on Form S-3 of our report dated February 7, 2003, appearing in the Annual Report on Form 10-K of Wisconsin Energy Corporation for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (i) the adoption of a new accounting principle and (ii) the application of procedures relating to certain disclosures related to the 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement, as supplemented by the Prospectus Supplement dated March 17, 2003.


/s/DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Milwaukee, Wisconsin
March 18, 2003